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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 11, 2000 included in this Form 10-K, into Bright Horizons Family Solutions, Inc.'s previously filed Registration Statement on Form S-8 (File No. 333-60023).


/s/ Arthur Andersen LLP


Nashville, Tennessee
March 29, 2000